Exhibit 99.2
ALL AMERICAN GROUP, INC.
P.O. BOX 3300
ELKHART, IN 46515
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by All American Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to All American Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
YOUR VOTE IS IMPORTANT

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ALL AMERICAN GROUP, INC.
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
   FOR THE PROPOSAL BELOW:
Vote on Proposal 1: Approval of the Agreement and Plan of Merger, dated as of November 8, 2010, by and among All American Group Holdings, LLC (“Acquiror”), All American Acquisition Corporation (“Acquisition Sub”), AAG and Richard M. Lavers (as Shareholders Representative).

For ☐	Against ☐	Abstain ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. If any other business properly comes before the meeting, the proxies named hereby will vote the shares represented by this appointment in their discretion
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Proxy Services, P.O. Box 9138, Farmingdale, NY 11735-9585, so these shares may be represented at the Special Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.
 Proxy card must be signed and dated below.

NOTE: Please sign exactly as name appears to the right. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

ALL AMERICAN GROUP, INC.

PROXY	PROXY
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder(s) of All American Group, Inc., an Indiana corporation, hereby appoint(s) Richard M. Lavers and William P. Johnson, and each of them, as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated on the reverse, all of the shares of All American Group Inc. which the undersigned is or may be entitled to vote at the Special Meeting of Shareholders to be held at Christiana Country Club, 116 West Bristol Street, Elkhart, Indiana, at 11:00 a.m. local time, on March 22, 2011, or any adjournment thereof, with the same authority as if the undersigned were personally present.
YOUR SIGNATURE ON THIS PROXY IS YOUR ACKNOWLEDGEMENT OF RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT.
PLEASE DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE.
(Continued and to be dated and signed on reverse side.)